DEAN HELLER Secretary of State	STATE OF NEVADA	CHARLES E. MCURE Securities Administrator
RENEE L. PARKER PAMELA RUCKEL Chief Deputy Secretaty of State	OFFICE OF THE	SCOTT W. A NDERSON Deputy Secretaty for Commercial Recordings
PAMELA RUCKEL Deputy Secretary for Southern Nevada	SECRETARY OF STATE	ELLICKHSU Deputy Secretary for Elections
	FilingAcknowledgement	August 11, 2005

Job Number 020050811-1507	Corporation Number E0524172005-1

Filing Description	Document Filing Number	Date/Time of Filing
Articles of Incorporation	20050315450-35	August 11, 2005 11:57:37 AM

Corporation Name PALOMA ENTERPRISES INC.	Resident Agent CSC SERVICES OF NEVADA INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully

By:	/s/ DEAN HELLER
DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State	STATE OF NEVADA	CHARLES E. MCURE Securities Administrator
RENEE L. PARKER PAMELA RUCKEL Chief Deputy Secretaty of State	OFFICE OF THE	SCOTT W. A NDERSON Deputy Secretaty for Commercial Recordings
PAMELA RUCKEL Deputy Secretary for Southern Nevada	SECRETARY OF STATE	ELLICKHSU Deputy Secretary for Elections
	Certified Copy	August 11, 2005

Job Number:      020050811-1507
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050315450-35	Articles of Incorporation	1 Pages/1 Copies

Respectfully

By:	/s/ DEAN HELLER
DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

    DEAN HELLER
    Secretary of State

    206 North Carson Street
    Carson  City, Nevada 89701-4299
    (775) 684 5708

    Articles of Incorporation
    (pursuant to NRS 78.)

Important: Read attached instructions before completing form.                                        ABOVE SPACE IS FOR OFFICE USE.
1.	Name of Corporation:	Paloma Enterprises Inc.
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 E. JOHN ST. Carson City Nevada 89706 Street Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par Value: $ 0.001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. ABBIE ZANDS Name STE 302, 850 W. HASTINGS ST. VANCOUVER BC CANADA V6C 1E1 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. /s/ ABBIE ZANDS Name Signature 502 E. JOHN ST CARSON CITY NV 89706 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
CSC Services of Nevada, Inc.
By: _/s/ ABBIE ZANDS ___________________________                          8/11/2005
Authorized Signature of R.A. or On Behalf of R.A Company              Date

This form must be accompanied by approriate fees. See attached fee schedule.